                                 LYDALL, INC.
                                 Exhibit 11.1


Schedule of Computation of Weighted Average Shares Outstanding


                                Three Months       Six Months
                                   Ended              Ended
                                  June 30,           June 30,
                               --------------     ---------------
                                1995    1994      1995     1994
                               ------  ------    ------  --------
                                (Unaudited)        (Unaudited)

 Primary
- --------

 Weighted average number
  of common shares             17,253  16,638    17,246    16,594

 Additional shares assuming
  conversion of stock
  options and warrants          1,040   1,260       972     1,247
                               ------  ------    ------     -----

 Weighted average common
  shares and equivalents
  outstanding                  18,293  17,898    18,218    17,841
                               ======  ======    ======    ======

 Fully Diluted
 -------------

 Weighted average number
 of common shares              17,253   16,638   17,246    16,594
 Additional shares assuming
 conversion of stock
 options and warrants           1,104    1,260    1,007     1,271
                               ------   ------   ------    ------


 Weighted average common
 shares and equivalents
 outstanding                   18,357   17,898   18,253    17,865
                               ======   ======   ======    ======

